CONSULTING AGREEMENT

        This Consulting Agreement for the exchange of consulting services for fees is by and between Twin Faces East Entertainment Corporation (TFAC), a Nevada Corporation located at 94 Arthur Hills Court, Henderson, NV. 89074, and M Square Trust (MSquare), a corporation, located at 17383 Sunset Blvd. Suite A-450, Pacific Palisades, CA 90272, collectively referred to as "The Parties".

        WHEREAS, TFAC is a developer of intellectual and entertainment properties, and

        WHEREAS, Msquare has various connections and networking contacts in the entertainment business,

        NOW, THEREFORE, in consideration of the mutual covenants provided herein, The Parties agree as follows:

        MSquare shall provide services to TFAC on an as requested basis and in any capacity as requested by TFAC for development of its strategic marketing plan for its entertainment business.

        TFAC shall compensate MSquare for these services as follows:

  Reimbursement for all direct company related expenses for any travel or pre-approved business expense other than usual travel and related expenses within 50 miles of the MSquare office.

  Fifty Thousand Dollars ($50,000) in fees payable the earlier of May 1, 2003 or the Company's receipt of funding in the amount of $2 million or greater.

        The term of this Agreement is for the year 2003 at which time all obligations under this agreement shall cease.

        IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

        /S/Michael Smolanoff                                                                                            April 15, 2003

        Michael Smolanoff, President                                                                                    Date

        Twin Faces East Entertainment Corporation

        /S/Michael Wojciechowski                                                                                    April 15, 2003

        Michael Wojciechowski, Trustee                                                                              Date

        MSquare Trust